EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-143286 of our report dated February 27, 2007 (which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedules and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R), as of December 31, 2006), relating to the consolidated financial statements of MidAmerican Energy Holdings Company and subsidiaries appearing in the Prospectus, which is part of this Amendment No. 1 to Registration Statement No. 333-143286, and the financial statement schedules appearing elsewhere in this Amendment No. 1 to Registration Statement No. 333-143286.

We also consent to the reference to us under the heading ‘‘Experts’’ in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Des Moines, Iowa
June 11, 2007